                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                                     OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant                         [X]
Filed by Party other than the Registrant    [ ]

Check the Appropriate box:

[ ]  Preliminary Proxy Statement            [ ]  CONFIDENTIAL, FOR USE OF THE
[ ]  Definitive Proxy Statement                  COMMISSION ONLY (AS PERMITTED
[X]  Definitive Additional Materials             BY RULE 14a-6(e)(2))
[ ]  Soliciting Materials Pursuant to
     Rule 14a-11(c) or Rule 14a-12.


                               WESTERN ATLAS INC.
 ---------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


 ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:
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                                                           [WESTERN ATLAS LOGO]
--------------------------------------------------------------------------------
WESTERN ATLAS INC.                                         10205 Westheimer Road
                                                           P.O. Box 1407
                                                           Houston, Texas 77251
                                                           Tel  713-972-4000





                                 April 15, 1998



Dear Shareholder:

Reference is made to the Company's Proxy Statement dated April 1, 1998 recently sent to you. Please note the following corrections to the Proxy Statement:

      PAGES 9 AND 10 - ITEM 3.  SHAREHOLDER PROPOSAL REGARDING CLASSIFIED BOARD
      --------------

      The second paragraph on page 10 of the Proxy Statement which begins with the words "Orange and Rockland Utility Company ..." was inadvertently included twice on this page. The second appearance of this paragraph should be disregarded in all respects. In addition, at the request of the shareholders submitting the shareholder proposal, the following paragraph has been included in substitution of the above-referenced duplicate paragraph and certain words inadvertently misspelled in such shareholders statement in support of the proposal have been corrected:

      "Further, Union Pacific is a good example having troubles with their freight shipments, which are backed up for a month. The merger with Southern Pacific is part of the excuse. Just last year, Union Pacific took away cumulative voting."

      PAGE 17 - TABLE CAPTIONED "AGGREGATE OPTION EXERCISES IN LAST FISCAL
      -------   AND FISCAL YEAR-END OPTION VALUES (a)"


      The numbers "8,517,051" and "11,435,791" set forth for Alton J. Brann and John R. Russell, respectively, under the column labeled "Value of Unexercised In-The-Money Options at December 31, 1997 ($) -
      Unexercised" should have been reported as "8,431,771" and "4,679,478", respectively.

Enclosed for your convenience are pages 9, 10, and 17 of the Proxy Statement revised as indicated above.

                                                  Very truly yours,

                                                  /s/ LOURDES T. HERNANDEZ

                                                  Lourdes T. Hernandez
                                                  Secretary
enclosures
approve the selection of Deloitte & Touche LLP, the selection of another independent auditor will be considered by the Audit and Compliance Committee.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives will be offered the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.


ITEM 3.      SHAREHOLDER PROPOSAL REGARDING CLASSIFIED BOARD.

The Company has been advised that John J. Gilbert, who states he is the owner of 20 shares of Common Stock, and Margaret and/or John J. Gilbert (address, 29 East 64th Street, New York, New York 10021-7043) as executors of the Estate of Lewis D. Gilbert, which is stated to own 20 shares of Common Stock and both trustees U/W of Gaston J. Gilbert which is stated to own 212 shares of Common Stock, and/or Harold J. Mathis (address, P.O. Box 1209, Richmond, Texas 77406), who is stated to be the owner of 300 shares of Common Stock and to represent Central Gulf Marine, which is stated to be the owner of 100 shares of Common Stock, intend to present for action at the Annual Meeting the following proposal:

"RESOLVED: That the stockholders of Western Atlas Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent election shall also be on an annual basis."

The following is the statement submitted by the proponents in support of this proposal:

"Strong support along the lines we suggest was shown at the last annual meeting when 32%, 12,333,218 shares, were cast in favor of this proposal.

"ARCO, to its credit, voluntarily ended theirs stating that when a very high percentage (34.6%) desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit, such as Pacific Enterprises, Katy Industries, and Hanover Direct. Among the latest to end theirs is Occidental Petroleum, Time Warner, and Fluor. Western Atlas should follow their example. Also, in the merger of NYNEX into Bell Atlantic, the annual election of directors, instead of the stagger system that NYNEX had, was adopted.

"A few years ago my resolution on the subject was withdrawn when the Westinghouse directors agreed to end their stagger system. At the Lockheed-Martin merger the stagger system was ended and also at a special meeting of First Commerce Corporation in 1995. Further, Alleghany Power System tried to put in a stagger system, as well as take away cumulative voting, and the stockholders defeated it, showing stockholders are interested in their rights.

"Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the controlling French insurance company not wanting it, they now do not have a staggered board.

"Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal affecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him.

"Further, Union Pacific is a good example having troubles with their freight shipments, which are backed up for a month. The merger with Southern Pacific is part of the excuse. Just last year, Union Pacific took away cumulative voting.

"Corporations currently electing their directors annually include Compaq Computer, Bank of America, Motorola, AT&T, American Express, Atlantic Richfield, General Electric, Johnson and Johnson, Halliburton, Schlumberger, Bankers Trust Co., Hewlett Packard, Exxon, IBM, General Motors, Chevron, Chase Manhattan Corporation, CellNet Data Systems and Litton Industries. There are even four of our Western Atlas directors who serve on two of these boards.

"If you agree, PLEASE MARK YOUR PROXY FOR THIS RESOLUTION; otherwise it is automatically cast against it, unless you have marked to abstain."

THE BOARD OPPOSES THE FOREGOING PROPOSAL SUBMITTED BY THESE SHAREHOLDERS FOR THE FOLLOWING REASONS:

The Board believes that the classified board, which has been a feature of the Company's corporate governance procedures since Western Atlas became an independent public company in 1994, facilitates the ability of the Company to make plans for a reasonable period into the future and gives a certain degree of continuity to the planning and management process. The classified board assures that the Board will at all times include several directors who have had prior experience in the management of the Company's business and affairs.
Board classification is also intended to encourage any third party possibly seeking to acquire control of the Company to negotiate with the Board (rather than inaugurating an election contest or unsolicited bid). Such negotiations should provide the Board with the opportunity to evaluate any proposals presented and seek the most favorable result for the Company's shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE "AGAINST" THE SHAREHOLDER PROPOSAL SET FORTH ABOVE.

The following table provides information with respect to options to purchase Common Stock exercised by any of the Named Executive Officers during 1997 and with respect to the number and value of unexercised options held by each Named Executive Officer at December 31, 1997.


                      AGGREGATED OPTION EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES (a)


      =============================================================================================================
                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT               IN-THE-MONEY OPTIONS AT
                              SHARES                         DECEMBER 31, 1997              DECEMBER 31, 1997
                            ACQUIRED ON      VALUE                  (#)                            ($)
                             EXERCISE      REALIZED    ----------------------------    ----------------------------
             NAME             (#)(b)          ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
      -----------------     -----------    --------    -----------    -------------    -----------   --------------
      Alton J. Brann           4,046       216,231       214,490         267,958        9,206,803      8,431,771

      John R. Russell           -0-          -0-          85,317         210,365        3,842,283      4,679,478

      Orval F. Brannan          -0-          -0-          21,751          66,952          804,289      2,107,712

      Damir S. Skerl            -0-          -0-          21,751          75,576          804,289      2,220,275

      Richard C. White          -0-          -0-          10,722          66,892          375,007      1,987,810

      Norman L. Roberts        8,214       451,189        35,773          67,450        1,723,181      1,990,106

      Thomas B. Hix, Jr.        -0-          -0-           4,561          20,076          161,732        589,164
      =============================================================================================================


(a) The number and value of unexercised options to purchase Common Stock at the end of 1997 are shown in the table. In addition, Messrs. Brann and Roberts held options to purchase shares of Litton common stock, adjusted in connection with the Litton Distribution and granted to them prior to the Litton Distribution, as follows:


             ===============================================================================================
                                            NUMBER OF SECURITIES
                                           UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                                              LITTON OPTIONS AT              IN-THE-MONEY LITTON OPTIONS AT
                                              DECEMBER 31, 1997                     DECEMBER 31, 1997
                                                     (#)                                   ($)
                                       -------------------------------       -------------------------------
                     NAME              EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
             -------------------       -----------       -------------       -----------       -------------
             Alton J. Brann              23,440              10,000             884,368            333,421

             Norman L. Roberts           16,000               -0-               633,398              -0-
             ===============================================================================================



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